UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2013
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, Suite 320 Vancouver, British Columbia	V6E 2J3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry Into a Material Definitive Agreement

On December 31, 2013, Uranium Energy Corp. (the "Company") entered into a Controlled Equity OfferingSM Sales Agreement (the "Agreement") with Cantor Fitzgerald & Co., as sales agent ("Cantor"), under which the Company may, from time to time, sell shares of its common stock, par value $0.001 per share (the "Shares"), having an aggregate offering price of up to $18,695,000 through Cantor.

Upon delivery of a placement notice and subject to the terms and conditions of the Agreement, Cantor may sell the Shares by methods deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on the NYSE MKT LLC (the "NYSE MKT"), on any other existing trading market for the common stock or to or through a market maker. In addition, Cantor may sell the common stock by any other method permitted by law, including in privately negotiated transactions. Subject to the terms and conditions of the Agreement, Cantor will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the Shares from time to time, based upon the Company's instructions, subject to applicable state and federal laws, rules and regulations, and the rules of the NYSE MKT.

The Company is not obligated to, and the Company cannot provide any assurances that it will, make any sales of the Shares under the Agreement. The Agreement will terminate upon the earlier of (i) sale of the Shares under the Agreement having an aggregate offering price of $18,695,000, and (ii) the termination of the Agreement as permitted therein. The Agreement may be terminated by Cantor or the Company at any time upon 10 days notice to the other party, or by Cantor at any time in certain circumstances, including the occurrence of a material adverse change in the Company.

The Company will pay Cantor a commission to be agreed upon based on the proceeds from the sale of Shares, and has agreed to provide Cantor with customary indemnification and contribution rights. The Company has also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000.

The Agreement is filed as Exhibit 10.1 to this report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as an exhibit to this report.

The opinion of the Company's counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1.

The Shares will be issued pursuant to: the Company's Registration Statement on Form S-3 (File No. 333-176406) (the "Original Registration Statement"), previously filed, which was declared effective by the Securities and Exchange Commission ("SEC") on September 2, 2011; the Company's Registration Statement on Form S-3 (File No. 333-193152) previously filed pursuant to Rule 462(b) of the Securities Act, which became effective upon filing on December 31, 2013; the base prospectus filed as part of the Original Registration Statement, and the prospectus supplement dated December 31, 2013 filed by the Company with the SEC. This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the ability to sell Shares and raise additional funds pursuant to the Agreement. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Agreement, as well as risks and uncertainties inherent in the Company's business, including those described in the Company's periodic filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits
Exhibit	Description
5.1	Opinion of McMillan LLP
10.1	Controlled Equity OfferingSM Sales Agreement, dated December 31, 2013, between Uranium Energy Corp. and Cantor Fitzgerald & Co.
23.1	Consent of McMillan LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: December 31, 2013	By: /s/Mark Katsumata Mark Katsumata Chief Financial Officer

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